EXHIBIT 4.53

                              FOURTEENTH AMENDMENT
                            TO THE FACILITY AGREEMENT

          Made and entered into on this 30th day of May, 2006, by and between:

          (1)  TOWER SEMICONDUCTOR LTD. ("THE BORROWER")

          and

          (2)  BANK LEUMI LE-ISRAEL B.M. and BANK HAPOALIM B.M. ("THE BANKS")

WHEREAS: the Borrower, on the one hand, and the Banks, on the other hand, are parties to a Facility Agreement dated January 18, 2001, as amended pursuant to a letter dated January 29, 2001, a Second Amendment dated January 10, 2002, a letter dated March 7, 2002, a letter dated April 29, 2002, a letter dated September 18, 2002, as amended on October 22, 2002, a letter dated June 10, 2003, a Seventh Amendment dated November 11, 2003, a letter dated January 30, 2005, a Ninth Amendment dated July 24, 2005, a Tenth Amendment dated September 29, 2005, an Eleventh Amendment dated October 27, 2005, a Twelfth Amendment dated November 30, 2005 and a Thirteenth Amendment dated May 1, 2006 (the Facility Agreement, as amended as aforesaid, hereinafter "THE FACILITY AGREEMENT"); and

WHEREAS: following the Borrower's request, the Borrower and the Banks have agreed to amend the Facility Agreement in the manner set out below ("THIS FOURTEENTH AMENDMENT"),

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. The Facility Agreement is hereby amended by deleting the reference to "June 30, 2006" in clause 16.27.2 and substituting therefor, "September 30, 2006".

2. The Facility Agreement is hereby amended as expressly set out in this Fourteenth Amendment above. This Fourteenth Amendment shall be read together with the Facility Agreement as one agreement and, save as expressly amended by this Fourteenth Amendment, the Facility Agreement shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS FOURTEENTH AMENDMENT ON THE DATE FIRST MENTIONED ABOVE.


for:   TOWER SEMICONDUCTOR LTD.

By:    ______________________________

Title: ______________________________


for:   BANK LEUMI LE-ISRAEL B.M.                   for:   BANK HAPOALIM B.M.

By:    ______________________________              By:    ______________________

Title: ______________________________              Title: ______________________



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